U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported): July 23, 2008



                              Sooner Holdings, Inc.
             (Exact name of registrant as specified in its charter)



      Oklahoma                       0-18344                       73-1275261
      --------                       -------                       ----------
      (state of             (Commission File Number)             (IRS Employer
   incorporation)                                                 I.D. Number)

                       921 Northwest 63 Street, Suite 100
                             Oklahoma City, OK 73116
                                 (405) 848-7575
              ----------------------------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement.
           -------------------------------------------

         On July 23, 2008 the registrant entered into a material definitive agreement, not made in the ordinary course of the registrant's business, with Glen McKay of Toronto, Ontario, Canada, R.C. Cunningham II of Oklahoma City and Thomas J. Kenan of Oklahoma City. Mr. Cunningham is the chief executive officer and a director of the registrant, and Mr. Kenan is the securities law counsel of the registrant. There is no material relationship between the registrant or its affiliates and any of the other parties to the agreement other than Mr. Cunningham's position as an executive officer and director of the registrant and Mr. Kenan's position as securities law counsel of the registrant.


         Mr. McKay promises to purchase from Mr. Cunningham 9,124,008 shares of Mr. Cunningham's common stock of the registrant and 1,147,778 shares of Mr. Kenan's common stock of the registrant for a total cash consideration of $650,000 by August 15, 2008. This would result in a change in control of the registrant with Mr. McKay's owning 81% of the outstanding common stock of the registrant and with Messrs. Cunningham and Kenan each reduced to owning only 100,000 shares of the registrant's common stock.


         Mr. McKay also subscribes to purchase from the registrant, within two years, an additional 29,828,214 newly-issued shares of the registrant's common stock at $0.064 a share for a total of $1,909,006.


               The agreement also provides that -


               o The registrant will amend its articles of incorporation (i) to increase the authorized capital to 100,000,000 shares of Preferred Stock, (ii) to increase the authorized capital to 500,000,000 shares of Common Stock or an unlimited amount of Common Stock, and (iii) to change the name of the registrant to "Las Vegas Titan Development Co., Ltd." or other name designated by Glen McKay,

               o The registrant will move from Oklahoma to Nevada the State of incorporation of the company,

               o The officers and directors of Sooner Holdings resign, effective upon Mr. Cunningham's and Mr. Kenan's receipt of payment for the shares they have agreed to sell to Mr. McKay.



         Mr. McKay represents in the agreement that he has developed a business plan (i) that will make a company, such as the registrant, a shareholder or partner of the lead developer in the construction of extensions of the existing monorail network in Las Vegas, Nevada that will connect to a to-be-built



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high-speed  train line to southern  California  and (ii) that in addition,  such
company  will  purchase  an  equity   position  in  an  associated  real  estate
development company that will capitalize on the opportunities of development along and near to their transportation systems.



Item 9.01  Financial Statements and Exhibits.
           ----------------------------------

(a)      Financial Statements.
         ---------------------

         None

(b)      Exhibits.
         ---------

         The following exhibit is filed as part of this Form 8-K:

         Exhibit No                   Description
         -----------                  -----------

         10         Agreement  for Change of Control  of Sooner  Holdings,  Inc.
                    executed on July 23, 2008 and recited to be effective on July 17, 2008.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Sooner Holdings, Inc.

July 25, 2008
                                           /s/ R.C. Cunningham II
                                           ----------------------
                                           R.C. Cunningham II
                                           Chief Executive Officer and President






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